Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144140) of GSI Technology, Inc. of our report dated June 11, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 11, 2014